Exhibit L
                          Chile Energy Holdings L.L.C.
                               Statement of Income
                   For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)

      Dividend Income                                    $ 598

      Expenses                                             272

      Other Income (Deductions)                            254
                                                         ------

      Net Income Before Tax                                580

      Income Tax Expense                                   221

      Net Income                                         $ 359
                                                         ======